                    U.S. SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 28, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

    (Exact name of registrant as specified in its charter)

Nevada

91-1903590

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(State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

or organization

563 Old Pretoria Road

Midrand, South Africa

S9 1658

(Address of principal executive offices)

     (Zip Code)

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Registrant's telephone number: 2783-785-4584

NONE

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 (Former name or former address, if changed since last report)

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

The registrant’s current independent accountant, Stark Winter Schenkein & Co., LLP, 7535 East Hampden Avenue, Suite 109, Denver, Colorado 80231, has resigned.  The independent accountant’s report on the financial statements for the Registrant over the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the fact that the accountant, in his report for the past two fiscal years has included an opinion that, due to the Registrant’s operating losses, there is doubt about the Registrant’s ability to continue as a going concern.  The decision to change accountants was approved by the registrant’s board of directors.

During the two most recent fiscal years and the interim period preceding the resignation, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the reports.

Item 9-Financial Statements and Exhibits

c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2005

Celtron International, Inc.

/s/ Allen Harington

_ _____________________________

By: Allen Harington, Chief Executive Officer